Exhibit 32.2

AMTECH SYSTEMS, INC. AND ITS SUBSIDIARIES
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Amtech Systems, Inc. (the “Company”) on Form 10-K/A for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley C. Anderson, Vice President – Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Bradley C. Anderson

Bradley C. Anderson
Vice President – Finance and Chief Financial Officer
Amtech Systems, Inc.
Date: January 29, 2007